EXHIBIT 99.1



                            THE CHAPMAN FUNDS, INC.
                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned Director(s) and
Officer(s) of The Chapman Funds, Inc. a Maryland corporation, hereby constitute and appoint NATHAN A. CHAPMAN, JR. and M. LYNN BALLARD and either of them, the true and lawful agents and attorney-in-fact of the undersigned with full power and authority in either said agent and attorney-in-fact, to sign for the undersigned and in their respective names as Director(s) and Executive Officer(s) of The Chapman Funds, Inc., the post-effective amendment to the Registration Statement on Form N-1A (Registration Statement Nos. 33-27516 and 811-5697) filed wit the Securities and Exchange Commission, and any and all further amendments or supplements (including post effective amendments) to said Registration Statement, hereby ratifying and confirming all acts taken by such agent and attorney-in-fact, as herein authorized.

Signature                                      Title

/s/ NATHAN A. CHAPMAN, JR.                     /s/ M. LYNN BALLARD
-----------------------------                  ---------------------
Nathan A. Chapman, Jr.                         M. Lynn Ballard
President and Director                         Treasurer (principal financial
(principal executive officer)                  and accounting officer)

/s/ DAVID RIVERS                               /s/ WILFRED MARSHALL
------------------                             ----------------------
David Rivers                                   Wilfred Marshall
Director                                       Director

/s/BERNA GUNN-WILLIAMS                         /s/GLENDA GLOVER
------------------------                       -------------------
Berna Gunn-Williams                            Glenda Glover
Director                                       Director

/s/BENJAMIN HOOKS
-------------------
Benjamin Hooks
Director
Dated this 26th day of February 2002.